Exhibit 23(a)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the registration statement on Form S-8 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission (Registration No. 333-06105) of our report dated January 22, 1998 incorporated by reference in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated March 18, 1998 incorporated by reference in the Annual Report on Form 11-K of the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan (now named the MDU Resources Group, Inc. 401(k) Retirement Plan) for the year ended December 31, 1997 and to all references to our Firm included in this Post-Effective Amendment No. 2 to such registration statement.



                                   ARTHUR ANDERSEN LLP

                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


          February 18, 1999
          Minneapolis, Minnesota